UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2014

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Grant of restricted stock to named executive officers

On July 29, 2014, the following restricted stock awards were made to our named executive officers in accordance with the terms of the State Bank Financial Corporation 2011 Omnibus Equity Compensation Plan (the “Equity Plan”).

Executive Officer	Number of Shares of Restricted Stock
Thomas L. Callicutt, Jr.	7,000
Kim M. Childers	7,000
Stephen W. Doughty	7,000
Joseph W. Evans	9,000
J. Daniel Speight, Jr.	7,000
Thomas J. Wiley, Jr.	7,000

The Independent Directors Committee, in its role as compensation committee of our board of directors, approved the awards of restricted stock to each of our named executive officers. The awards cliff vest after five years. The vesting of the restricted stock accelerates upon the consummation of a change in control, death, permanent disability, or retirement. A copy of the Equity Plan is filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 15, 2011. The form of restricted stock agreement for Messrs. Evans, Childers, Doughty, Speight and Wiley is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 21, 2012. A copy of Mr. Callicutt's form of restricted stock agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: July 31, 2014	By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer